UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 4, 2016

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2016, Immucor, Inc. (the “Company”), IVD Intermediate Holdings B Inc., the subsidiary guarantors party thereto, Citibank, N.A., as Administrative Agent, and the various revolving facility lenders party thereto modified the Company’s senior secured credit facilities by entering into Amendment No. 6 to the credit agreement among the parties dated as of August 19, 2011 (as previously amended, the “Credit Agreement”) (the “Amendment”).

The Amendment extends the maturity date under the existing revolving credit facilities and amends certain other terms of the revolving credit facilities.  The margin for borrowings under the revolving credit facility remains unchanged. With respect to base rate borrowings, the margin is 2.75% and with respect to LIBOR borrowings, the margin is 3.75%.  However, the Amendment imposes a 0% LIBOR floor.

The Amendment extends the maturity date of the revolving credit facilities to the earlier of (i) February 19, 2020, (ii) May 19, 2018, if the maturity of the term loan facility under the Credit Agreement have not been extended by such date, and (iii) 90 days prior to any maturity date of certain funded material indebtedness (which maturity date shall be no earlier than October 19, 2018).  Certain other Company actions would also result in a springing maturity of the revolving credit facilities as early as August 20, 2017.

As amended, the aggregate principal amount of the revolving credit commitments is reduced as follows: (1) effective on May 4, 2016, from $100.0 million to $80.0 million, (2) on August 19, 2018, to $70.0 million, (3) on February 19, 2019, to $60.0 million and (4) on August 19, 2019, to $50.0 million.

The revolving credit facilities also provide that if the existing term loan facility under the Credit Agreement is amended, then certain “most favored nations” provisions with respect to interest rate margin and negative and financial covenants will apply to the revolving credit facilities.

Except as modified by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1	Amendment No. 6 to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: May 10, 2016	By:	/s/ Dominique Petitgenet
Dominique Petitgenet
Vice President and Chief Financial Officer